SCHEDULE 14C

(Rule 14c-101)

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Check the appropriate box:

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First Corporation

(Name of Registrant as Specified in Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FIRST CORPORATION

Maranello, Watch House Green,

Felsted, Essex, CM6 3EF,

United Kingdom

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

To All Stockholders:

This Information Statement is first being mailed on or about May 2, 2012 to the holders of record of the common stock, par value $.001 of First Corporation as of the close of business on March 30, 2012 (the “Record Date”). This Information Statement relates to certain actions taken by the written consent of the holders of a majority of the Company's outstanding common stock, dated March 30, 2012 (the “Written Consent”).

The Written Consent authorized, subject to the mailing of this Information Statement to the Stockholders of the Company and the lapse of 20 calendar days from the mailing date hereof, the following:

The acquisition of 11,112 shares of capital stock of Gecko Landmarks Ltd., a company formed under the laws of Finland (“Gecko Landmarks”), which shares constitute approximately 10% of all of the outstanding shares of Gecko Landmarks, pursuant to a Securities Subscription and Option Agreement, dated April 12, 2012 (the “Purchase Agreement”), by and between First Corporation and Gecko Landmarks, for an aggregate purchase price of One Million Dollars ($1,000,000) (the “Share Acquisition”).

The Written Consent constitutes the consent of a majority of the total number of shares of our outstanding common stock and is sufficient under the Colorado Business Corporation Law and First Corporation's Amended and Restated Certificate of Incorporation and Bylaws to approve the Share Acquisition. Accordingly, the Share Acquisition shall not be submitted to the First Corporation's other stockholders for a vote.

This Information Statement is being furnished to you to provide you with material information concerning the actions taken in connection with the Written Consent in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C. This Information Statement also constitutes notice under Section 7-107-104 of the Colorado Business Corporation Law of the actions taken in connection with the Written Consent.

Only one Information Statement is being delivered to two or more security holders who share an address, unless the Company has received contrary instructions from one or more of the security holders. First Corporation will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company, by writing to us at Maranello, Watch House Green, Felsted, Essex, CM6 3EF, United Kingdom, Attn: Andrew Clarke, CEO.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Date: April ___, 2012

Andrew Clarke,

Chairman of the Board of

Directors and Chief Executive Officer

TABLE OF CONTENTS

Introduction and Information Relating to the Written Consent of the Shareholders	1

Summary	2

Summary of the Material Terms of the Share Acquisition	3

Selected Historical Financial Information of Gecko Landmarks	5

Price Range of Securities and Dividends	6

Forward-Looking Statements	7

Voting Securities and Principal Holders Thereof	8

Proposal 1: The Acquisition Proposal Business of Gecko	10

Business of Gecko Landmarks Limited	11

Appendix A: Share Subscription and Option Agreement

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to stockholders of the Company in connection with the prior receipt by Andrew Clarke, First Corporation’s CEO and Director, of approval by Written Consent of the holders of a majority of the Company's common stock to approve the Share Acquisition.

First Corporation’s management believes it is in its best interests to complete the Share Acquisition to maximize the value of the company for its stockholders.

This Information Statement is being first sent to stockholders on or about May 2, 2012.

Meeting Not Required

The Share Acquisition was approved by the Written Consent. No further vote is required to approve the Share Acquisition. The Share Acquisition will become effective following the twentieth (20) day after the first mailing of this Information Statement to the stockholders of First Corporation.

Furnishing Information

This Information Statement is being furnished to all holders of Common Stock of First Corporation as of the Record Date.

Dissenters’ Rights of Appraisal

Under Colorado law, First Corporation’s stockholders are not entitled to appraisal rights with respect to the Share Acquisition, and First Corporation will not independently provide stockholders with any such right.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

1

SUMMARY

This Summary discusses our proposed business, the business of Gecko Landmarks and the material terms of the Share Acquisition which is described in greater detail elsewhere in this Information Statement. This Summary is qualified in its entirety by the detailed information and financial statements and other information appearing elsewhere in this Information Statement, including the Share Subscription and Option Agreement set forth in the Appendix hereto. You should carefully read this entire Information Statement and the other documents to which it refers.

First Corporation

First Corporation is a corporation formed under the laws of the State of Colorado on December 27, 1995. Our principal executive offices are located in England. Our original business was the exploration of mineral claims for commercially viable deposits of precious and base metals. However, on May 18, 2008, our board of directors voted unanimously to discontinue exploration of our mineral claims, and we have since pursued other opportunities.

We entered into a Letter of Intent, effective May 25, 2011, with Gecko Landmarks. This Letter of Intent provides for First Corporation to purchase an initial 10% stake in Gecko subject to completion of due diligence, required shareholder approval and regulatory compliance, all in accordance with a definitive agreement. Effective April 12, 2012, we entered into a definitive Securities Subscription and Option Agreement with Gecko Landmarks with respect to the Share Acquisition. Under the Share Subscription and Option Agreement, we have the option to purchase an additional 23% of Gecko Landmarks share capital.

Business Plan

We intend to complete the purchase of 10% of Gecko through the Share Acquisition. Depending on available funding and our assessment of Gecko’s progress, we expect to complete the acquisition of an additional 23% stake within six months of the closing of the Share Acquisition.

Our management believes that Gecko has proven technology and is well positioned as a pioneer in geotechnical services. As our relationship with Gecko progresses, we plan to explore making a further investment. We also intend to explore other similar companies for possible acquisition.

Gecko Landmarks Ltd.

Gecko Landmarks is a limited liability company, formed under the laws of Finland in 2009, which offers geotechnical services and solutions for the professional market and GPS/GSM manufacturers. Specifically, Gecko Landmarks provides a database of landmarks which GPS providers can add to the data provided on their existing chipsets.

Gecko Landmarks’ concept is based on the use of landmarks in GPS devices. Landmarks are a more feasible, useful, understood and economical way of providing geographical data to GPS devices, especially mobile phones. The feature that landmarks add to the GPS-chip is human readable textual location information. Plain coordinates have little meaning without a map or other additional functionality. However with landmarks, applications can communicate location in an easy-to-understand way. Gecko Landmarks' mission is to enable industry-wide use of landmarks in any GPS-enabled device and to improve device manufacturers’ possibilities to reach new markets that require a radically new approach to geographical data.

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Summary of the Material Terms of the Acquisition

The Parties	First Corporation
Maranello, Watch House Green,
Felsted, Essex, CM6 3EF
United Kingdom

and

Gecko Landmarks Ltd.
Tekniikantie 14
02150 Espoo
Finland

Share Subscription and Option Agreement	The parties have entered into a Share Subscription and Option Agreement pursuant to which First Corporation is to purchase, directly from Gecko, shares equaling approximately 10% of the issued share capital of Gecko (the “First Issue”).
Option on Additional Shares	The Share Subscription and Option Agreement also grants First Corporation an option to purchase additional shares equaling up to 23% of the issued share capital of Gecko (the “Second Issue”) within six (6) months of the closing date of the First Issue. Following exercise of the option, First Corporation would own 33% of the outstanding share capital of Gecko.
Purchase Price for First Issue	The aggregate purchase price for the purchase of the First Issue is One Million Dollars ($1,000,000).
Purchase Price for Second Issue	The aggregate purchase price for the purchase of the Second Issue is Three Million Four Hundred Fifty Thousand Dollars ($3,450,000), representing a 50% premium over the price for the First Issue.
Use of Proceeds	Gecko intends to use the proceeds of the Share Acquisition for working capital to fund its planned growth.
Closing	The Closing of the purchase of the First Issue is expected to occur within one week following 20 days from the date this Information Statement is sent to First Corporation’s stockholders.
Board and Shareholder Approval	The Share Acquisition requires and has received the approval of a majority of the outstanding shares of the Company’s Common Stock.
Regulatory Approvals	No federal or state regulatory approvals are required for the Share Acquisition.

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Past Contracts or Negotiations

There have been no contracts or negotiations by parties to the Share Acquisition or their affiliates, during the period for which financial statements are presented except as follows:

On July 8, 2009, we entered into a Letter of Intent containing a binding agreement for a share exchange whereby First Corporation acquired 1.6 million shares of Acquma Holdings Limited (“Acquma”) from Louis Consulting in exchange for 4.8 million shares of First Corporation’s restricted common stock. This transaction resulted in First Corporation owning approximately 10% of the issued and outstanding shares of Acquma. Acquma is an investment company which currently owns 18% of Tramigo Oy Ltd., a private Finnish company which was founded and is controlled by certain of Gecko Landmarks’s founders. Tramigo Oy is engaged in the development and marketing of GPS based navigation systems marketed in over 100 countries worldwide.

First Corporation, Acquma and the shareholders of Acquma (the “Acquma Shareholders”) entered into a Share Exchange Agreement, dated as of October 16, 2009 (the “Exchange Agreement”). Pursuant to the terms of the Exchange Agreement, First Corporation was to acquire all of the issued and outstanding shares of Acquma from the Acquma Shareholders in exchange for an aggregate of 64,437,848 shares of First Corporation common stock. Upon closing of the Exchange Agreement, Acquma was to become a wholly-owned subsidiary of First Corporation. The Exchange Agreement expired by its own terms after the deadline for closing the transactions contemplated therein passed. The parties had been negotiating a revised agreement on similar terms. However, as of June 30, 2011, they had not reached such an agreement and management deemed it best to explore other possibilities including a direct investment in Tramigo or its affiliate, Gecko Landmarks Ltd.

After investigating both of these possibilities as well as other opportunities, our management concluded that the Share Acquisition with Gecko Landmarks was the best avenue for First Corporation.

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SELECTED HISTORICAL FINANCIAL INFORMATION OF FIRST CORPORATION

You are being provided the following financial information to assist you in your analysis of the financial aspects of the Share Acquisition.

Set forth below are condensed balance sheet and condensed statement of operations data of First Corporation as of September 30, 2011 and 2010 and for each of the years then ended (audited), as of December 31, 2011 and for the three months then ended (unaudited) and as of December 31, 2007 and for the period December 27, 1995 (inception) to December 31, 2011 (unaudited).

The selected financial information of First Corporation is only a summary and should be read in conjunction with First Corporation’s historical financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of First Corporation” contained in its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q on file with the Securities and Exchange Commission. The information presented may not be indicative of future performance resulting from the consummation of the Share Acquisition.

				For the Period
	As of and For the	As of and For the	As of and For the	December 27. 1995
	Three Months Ended	Year Ended	Year Ended	(Date of Inception) to
	December 31, 2011	September 30, 2011	September 30, 2010	December 31, 2011

Revenue	$-	$-	$-	$-

Operating Expenses:
Mineral exploration costs	-	-	-	30,700
Write off of mineral claim	-	-	-	15,000
General and administrative	16,464	315,476	75,900	526,311
Total operating expenses	16,464	315,476	75,900	572,011
Loss from extinguishment of debt	-	417,055	-	417,055
Interest expense	50,270	93,849	-	144,119
Total other expenses	50,270	510,904	-	561,174
Net loss	$(66,734)	$(826,380)	$(75,900)	$(1,133,185)
Net loss per share- basic and diluted	$(0.00)	$(0.03)	$(0.00)	$(0.04)
Weighted average shares	25,901,544	25,422,610	24,868,000	25,901,544

Cash held in escrow	$14,447	$27,793	$-	$14,447
Total assets	42,998	27,793	-	42,998
Current liabilities	289,837	247,898	91,671	289,837
Stockholders' deficit	(246,839)	(220,105)	(91,671)	(246,839)
Total liabilities and stockholders' deficit	$42,998	$27,793	$-	$42,998

SELECTED HISTORICAL FINANCIAL INFORMATION OF GECKO LANDMARKS LTD.

You are being provided the following financial information to assist you in your analysis of the financial aspects of the Share Acquisition.

Set forth below are condensed balance sheet and condensed statement of operations data of Gecko Landmarks Ltd. as of December 31, 2011 and 2010 and for each of the years then ended (audited), and for the period from November 12, 2007 through December 31, 2011 (audited).

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The selected financial information of Gecko Landmarks is only a summary and should be read in conjunction with Gecko Landmarks’s historical financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of First Corporation” contained elsewhere in this Information Statement. The information presented may not be indicative of future performance of Gecko Landmarks or the combined company resulting from the consummation of the Share Acquisition.

			For the Period
	As of and For the	As of and For the	November 12, 2007
	Year Ended	Year Ended	(Date of Inception) to
	December 31, 2011	December 31, 2010	December 31, 2011

Revenue	$-	$-	$-

Operating Expenses:
General and administrative	154,687	136,164	331,494
Interest expense	8,597	209	8,920
Net loss	$(163,284)	$(136,373)	$(340,414)
Net loss per share- basic and diluted	$(1.63)	$(1.36)
Weighted average shares	100,000	100,000

Cash	$4,424	$5,264	$4,424
Total assets	5,232	5,459	5,232
Current liabilities	18,876	771	18,876
Stockholders' deficit	(318,020)	(170,127)	(318,020)
Total liabilities and stockholders' deficit	$5,232	$5,459	$5,232

PRICE RANGE OF SECURITIES AND DIVIDENDS

Our shares of common stock commenced being quoted on the OTC Bulletin Board under the symbol FSTC on April 9, 2008.

The high and low bid prices of our common stock during each of the four quarters of fiscal 2011 are as follows:

	High	Low
Fiscal Year Ended September 30, 2011
Fourth Quarter	$0.87	$0.30
Third Quarter	$1.09	$0.35
Second Quarter	$0.95	$0.18
First Quarter	$0.75	$0.20

These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.  The quarterly high and low bid prices of our common stock were obtained from Yahoo! Finance.

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Holders of Common Stock

As of February 6, 2012, there were approximately 325 record shareholders of our common stock, including shares held in brokerage accounts in “street name.”

Dividends

We have not declared any dividends on our common stock since our inception. There are no dividend restrictions that limit our ability to pay dividends on our common stock in our Articles of Incorporation or bylaws. Colorado Revised Statutes provide certain limitations on our ability to declare dividends.

FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these statements by forward-looking words such as “may,” “expect,” “is expected to,” “anticipate,” “aim,” “contemplate,” “believe,” “estimate,” “intend,” “plan” “is/are likely to” and “continue” or similar words. You should read statements that contain these words carefully because they: discuss future expectations; contain projections of future results of operations or financial condition; or state other “forward-looking” information.

Forward-looking statements in this Information Statement may include, for example, the following statements about the Company, Gecko Landmarks and the Share Acquisition:

our ability to complete the Share Acquisition;

the benefits of the Share Acquisition; and

the future viability and competitiveness of Gecko Landmarks’s technology.

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VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Share Acquisition required the approval of a majority of the outstanding shares of common stock. Each holder of common stock is entitled to one (1) vote for each share held. The record date for the purpose of determining the number of shares outstanding and for determining stockholders entitled to vote, is the close of business on March 30, 2012, the day in which the holders of a majority of the issued and outstanding shares of our common stock adopted the resolution approving the Share Acquisition. As of the Record Date, the Company had 26,385,250 shares of common stock issued and outstanding.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to beneficially own more than 5% of our outstanding common stock as of December 30, 2011. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common Stock	DeMatco Group Corp. (1) 11 Cours de Rive Geneva 1204 Switzerland	6,867,500	(1)	26.53

Common Stock	Mount Elba Ltd.(2) c/o Miller Simons O’Sullivan PO Box 260 Beatrice Butterfield Building Providenciales Turks and Caicos Islands	3,850,000		15.48

(1)	DeMatco Group Corp is a subsidiary of DeMatco Inc. which is approximately 30% beneficially owned by Terrence Ramsden and approximately 20% beneficially owned by Robert Stevens. Lindsay Smith is a director of Dematco and could therefore be deemed a beneficial owner of shares held by DeMatco Group Corp for reporting purposes only. Mr. Smith is also a principal of Private Trading Systems Corp which holds 1,100,000 shares of First Corporation which shares, when aggregated with shares of DeMatco Group Corp strictly for reporting purposes, would exceed 5% of the issued and outstanding shares of common stock of First Corp. Similarly, Juerg Walker also beneficially holds in excess of 5% of the issued and outstanding shares of common stock of DeMatco Inc. which, when aggregated for reporting purposes with 1,200,000 of First Corporation held by him would exceed 5% of the issued and outstanding shares of First Corporation.

(2)	Mount Elba Ltd. is beneficially owned by Neil Coles.

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.

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In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this Annual Report. As of September 30, 2011, we had 25,885,250 shares of common stock issued and outstanding.

Security Ownership of Management

None.

Changes in Control

None.

Securities Authorized for Issuance under Equity Compensation Plans

None.

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PROPOSAL 1: THE SHARE ACQUISITION

Andrew Clarke, our CEO and Sole Director, has determined that it would be in the best interests of First Corporation to enter into the Share Acquisition. By Written Consent, dated March 27, 2012, he referred the matter to a vote of our shareholders. Action was taken by the Written Consent of the Holders of a Majority of the Issued and Outstanding Common Stock of First Corporation approving the transaction. We are transmitting this Information Statement to our other shareholders to inform them of this action pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and Regulation 14C thereunder.

Description of the Share Acquisition Transaction

Under the terms of the Share Subscription and Option Agreement, First Corporation is to purchase an equity interest in Gecko Landmarks for a purchase price of $1,000,000. The closing is scheduled to occur following the 20th day from the date this Information Statement is first sent to stockholders.

First Corporation will also receive an option to purchase an additional 23% interest in Gecko Landmarks for a price of $3,450,000, exercisable within six months from closing. The directors will have authority to approve the exercise of this option without stockholder approval.

As of the date of this Information Statement, First Corporation does not have the funding for the acquisition. However, it has a written commitment from an investor, Investa Securities Limited, and an oral commitment from another, DeMatco Group Corp, each of which has agreed to provide such funding under convertible debentures on terms to be negotiated at an interest rate of 8% per annum.

Purpose of the Share Acquisition

The purpose of the Share Acquisition is to bring First Corporation into what management believes to be a new direction in GPS technology in which Gecko is a pioneer.

Our CEO and director, along with our significant shareholders considered the following material positive factors during deliberations concerning the Share Acquisition:

•	the potential for significant growth in the GPS industry and, particularly, landmark based applications; and
•	our efforts to maximize stockholder value, which included our CEO and sole director’s evaluation of a range of alternatives other than the Share Acquisition.

First Corporation had a considerable working capital deficiency in its recent past as we searched for an adequate business to acquire. We had entered into a Letter of Intent on July 8, 2009 whereby First Corporation acquired 1.6 million shares of Acquma Holdings Limited (“Acquma”) from Louis Consulting in exchange for 4.8 million shares of First Corporation’s restricted common stock. This transaction resulted in First Corporation owning approximately 10% of the issued and outstanding shares of Acquma. Acquma is an investment company which then owned 18% of Tramigo Oy Ltd., a private Finnish company which was founded and is controlled by certain of Gecko Landmarks’s founders. Tramigo Oy is engaged in the development and marketing of GPS based navigation systems marketed in over 100 countries worldwide.

10

First Corporation, Acquma and the shareholders of Acquma (the “Acquma Shareholders”) entered into a Share Exchange Agreement, dated as of October 16, 2009, for First Corporation to acquire all of the issued and outstanding shares of Acquma from the Acquma Shareholders in exchange for an aggregate of 64,437,848 shares of First Corporation common stock (the “Acquisition Shares”). The Share Exchange Agreement expired by its own terms after the deadline for closing passed, and management began to explore other possibilities including a direct investment in Tramigo or Gecko Landmarks.

After investigating both of these possibilities as well as other opportunities, our management concluded that the Share Acquisition with Gecko Landmarks was the best avenue for First Corporation.

First Corporation periodically updated its majority shareholders concerning the various negotiations and generally obtained their acceptance at the time of negotiations with the prospective acquisition target. After many deliberations, as well as the Board’s diligence regarding Gecko’s operating performance, the Board and the majority shareholders agreed that the Share Acquisition would maximize value to the shareholders.

Effects of the Share Acquisition

Following the Share Acquisition, First Corporation will own a significant, but not a majority, stake in Gecko Landmarks. As such, we will have substantial influence over the business and operations of Gecko Landmarks but will not have complete control over it.

BUSINESS OF GECKO LANDMARKS LIMITED

Gecko Landmarks Limited is a limited liability company, formed under the laws of Finland in 2009, which offers geotechnical services and solutions for the professional market and GPS/GSM manufacturers. Specifically, Gecko Landmarks provides a database of landmarks which GPS providers can add to the data provided on their existing chipsets.

Gecko Landmarks’s concept is based on the use of landmarks in GPS devices. Landmarks are a more feasible, useful, understood and economical way of providing geographical data to GPS devices, especially mobile phones. The feature that landmarks add to the GPS-chip is human readable textual location information. Plain coordinates have little meaning without a map or other additional functionality. However with landmarks, applications can communicate location in an easy-to-understand way. Gecko Landmarks' mission is to enable industry-wide use of landmarks in any GPS-enabled device and to improve device manufacturers’ possibilities to reach new markets that require a radically new approach to geographical data.

Gecko Landmarks was founded by the owners of Tramigo Oy, also a company based in Finland and operating in the GPS industry, with the intention to innovate new markets and use-cases for landmark technology, building on the combined experience and broad knowledge of its management in the location business. The successful business of Tramigo, especially in the emerging markets, is already based on innovative use of the landmark concept.

Realizing that landmarks can provide a universal solution to improve usability of GPS enabled devices and allow expanding to new markets, the owners wanted to focus on analyzing and trying out new business ideas based solely on landmarks.

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Recently, as processing power and memory capacity of GPS chipsets have increased, a totally new innovation for the GPS industry, with potential to change the foundations of the whole industry, has become possible: Landmarks can now be built-in to the GPS chip, the core that every location aware device builds on, enabling all of them to use this new location information in addition to the standard coordinates.

After two years of product development and building its business, funded solely by the founders, Gecko Landmarks has reached the point where:

•	Corporate functions and administrative procedures are established
•	Initial partnership contracts and agreements have been signed
•	Overall strategy and operational procedures are completed and fine tuned
•	Key innovations and products have been completed for test clients in global use
•	Global landmark data is in successful full-scale commercial use (in Tramigo GSM/GPS tracking devices)

Gecko Landmarks has three operating facilities:

Company headquarters in Helsinki, Finland, handling administration, bookkeeping and legal issues.

Office in Turku, Finland, for research, development, and product testing. If necessary, this unit can be relocated closer to GPS chipset manufacturers depending on the R&D requirements.

Landmark mass-production office in Manila, Philippines. The operations have been outsourced to a local company Geckram Inc. that provides the facilities, infrastructure, and staff. This office is in a country with low-cost labor, as the data production is labor-intensive.

This enables cost-efficient and fast scaling of the operations based on demand. Gecko Landmarks takes care of operational management of the production, and also trains the staff and maintains required resources and knowledge for global landmark production and updating.

Gecko Landmarks has signed the following co-operation agreements:

:

Cooperation agreement with Tramigo

•	Tramigo devices are based on the landmarks concept, TLD landmark data Tramigo's success especially in the emerging markets is based on
•	comprehensive and accurate landmark data
•	None of the other tracking device manufacturers have been able to generate
•	matching technological and economical success, because there are no other
•	high-quality landmark databases suitable for this use case
•	Gecko Landmarks updates and maintains TLD data of Tramigo
•	Gecko’s landmark updating and maintaining tools such as AtLAS provide best
•	possible quality and value for Tramigo’s TLD landmarks

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Landmark Data Services Agreement with UAB Aktyvus sektorius (Eskimi)

•	Eskimi has 5 million registered dating service users and is growing 30,000 new users per day. Eskimi’s most important markets are Nigeria, Indonesia, Vietnam, Kenya and South Africa. Gecko Landmarks approached Eskimi late January 2012 and is about the conclude revenue share agreement with the first mobile Internet customer. The agreement includes joint go-to-market approach towards operators.

Cooperation Agreement with Cherry Mobile

•	Cherry Mobile provides several million handsets per annum mainly to the Philippines. Gecko Landmarks expects to conclude its agreement to preinstall Gecko SMS as the primary text message editor with location to Cherry Mobile’s Android phones.

No Trading Market for Shares

Gecko Landmarks is a privately held company and as such, no trading market exists for its shares.

Principal Shareholders

All shares of Gecko Landmarks are held by the following seven holders, each in the amount set forth opposite his or its name

Shareholder Name	Shares	Percentage
Mr. Pasi Riipinen	34,167	34.17%
Mr. Arto Tiitinen	34,167	34.17%
Mr. Markus Vajanne	11,110	11.11%
Primatrix Oy	7,224	7.22%
Mr. Asmo Soinio	6,666	6.67%
Mr. Gavin Sheppard	5,555	5.56%
Mr. Albert Enriquez	1,111	1.11%

Dividends

As an early stage company, Gecko Landmarks has not issued any dividends to its shareholder and does not anticipate paying any dividends in the near future.

FINANCIAL INFORMATION

Financial Statements

To facilitate understanding of the financial effect of the Share Acquisition and for clarity of presentation, the following financial statements of Gecko Landmarks Limited are detailed below:

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GECKO LANDMARKS LTD

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

GECKO LANDMARKS LTD

(A DEVELOPMENTAL STAGE COMPANY)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of

Gecko Landmarks Ltd.

Espoo, Finland

We have audited the accompanying balance sheet of Gecko Landmarks Ltd. (the “Company”), a Development Stage company as of December 31, 2011 and 2010, and the related statements of operations, deficiency in stockholders’ equity and cash flows for each of the years in the two year period ended December 31, 2011 and for the period from November 12, 2007 (date of inception) through December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gecko Landmarks Ltd. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2011 and for the period from November 12, 2007 (date of inception) through December 31, 2011 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 of the accompanying financial statements, the Company is in Development stage, has no revenue, has incurred significant losses since inception, and has a working capital deficiency as of December 31, 2011, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP

New York, New York

March 14, 2012

F-1

GECKO LANDMARKS LTD

(A DEVELOPMENTAL STAGE COMPANY)

BALANCE SHEETS

	December 31, 2011	December 31, 2010

ASSETS

Cash and cash equivalents	$4,424	$5,264
Other current assets	808	195

Total Assets	$5,232	$5,459

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$8,071	$37
Accrued expenses	10,805	734
Total Current Liabilites	18,876	771

Line of credit-related entity	304,376	174,815
Total Non-Current Liabilities	304,376	174,815

Total Liabilities	323,252	175,586

Deficiency in Stockholders' Equity:
Common stock, $0.035 par value, 100,000 shares authorized, issued and outstanding	3,524	3,524
Deficit accumulated during the development stage	(340,414)	(177,131)
Other Comprehensive income-Translation gain	18,870	3,480
Total Deficiency in Stockholders ' Equity	(318,020)	(170,127)

Total Liabilities and Deficiency in Stockholders' Equity	$5,232	$5,459

The accompanying notes are an integral part of these financial statements.

F-2

GECKO LANDMARKS LTD

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF OPERATIONS

			For the Period
			November 12, 2007
	For the year ended	For the year ended	(Date of Inception) to
	December 31, 2011	December 31, 2010	December 31, 2011

Operating Expenses:
Selling, general and administrative expenses	$154,687	$136,164	$331,494
Total operating expenses	154,687	136,164	331,494

Operating (Loss)	(154,687)	(136,164)	(331,494)

Other Income (Expense)
Interest expense	(8,597)	(209)	(8,920)

Loss before provision of income taxes	(163,284)	(136,373)	(340,414)

Provision for income taxes	-	-	-

Net Loss	$(163,284)	$(136,373)	$(340,414)

Weighted Average Shares
Common Stock Outstanding	100,000	100,000

Net Loss Per Share
Basic and Fully Dilutive	(1.63)	(1.36)

Comprehensive (loss) gain:
Net (loss)	$(163,284)	$(136,373)	$(340,414)
Foreign currency translation gain	15,390	4,563	18,870

Total Comprehensive (loss)	$(147,894)	$(131,810)	$(321,544)

The accompanying notes are an integral part of these financial statements.

F-3

GECKO LANDMARKS LTD

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY

FOR THE PERIOD NOVEMBER 12, 2007(Date of Inception) TO DECEMBER 31, 2011

			Cumulative	Retained	Total
			Trans lation	Earnings	Stockholders'
	Shares	Common Stock	Adjustment	(Deficit)	Equity

Balance, November 12, 2007	-	$-	$-	$-	$-
Sale of Common Stock	100,000	3,524	-	-	3,524
Balance, December 31, 2007	100,000	3,524		-	3,524
Net income (loss)	-	-	-	37	37
Balance December 31, 2008	100,000	3,524		37	3,561
Foreign Currency Translation gain (loss)	-	-	(1,083)	-	(1,083)
Net income (loss)	-	-	-	(40,795)	(40,795)
Balance December 31, 2009	100,000	3,524	(1,083)	(40,758)	(38,317)
Foreign Currency Translation gain(loss)	-	-	4,563	-	4,563
Net loss	-	-	-	(136,373)	(136,373)
Balance, December 31, 2010	100,000	3,524	3,480	(177,131)	(170,127)
Foreign Currency Translation gain(loss)	-	-	15,390	-	15,390
Net loss	-	-	-	(163,283)	(163,283)
Balance, December 31, 2011	100,000	$3,524	$18,870	$(340,414)	$(318,020)

The accompanying notes are an integral part of these financial statements.

F-4

GECKO LANDMARKS LTD

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF CASH FLOWS

			For the Period
			November 12, 2007
	For the year ended	For the year ended	(Inception to Date) to
	December 31, 2011	December 31, 2010	December 31, 2011

Cash Flow from Operating Activities:
Net loss	$(163,284)	$(136,373)	$(340,414)
Adjustments to reconcile net income to net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
(Increase) in other current assets	(613)	(195)	(808)
Increase in accounts payable	8,035	37	8,071
Increase (decrease) in accrued expenses	10,071	(1,249)	10,805

Net cash used in operating activities	(145,791)	(137,780)	(322,346)

Cash Flows from Financing Activities:
Issuance of common stock			3,524
Proceeds of notes payable	129,561	129,343	304,376

Net cash provided by financing activities	129,561	129,343	307,900

Effect of currency rate change on cash	15,390	1,756	18,870

Net (decrease) increase in cash and cash equivalents	(840)	(6,681)	4,424

Cash and cash equivalents, beginning of period	5,264	11,945	-

Cash and cash equivlalents at the end of the period	$4,424	$5,264	$4,424

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$200	$-	$-
Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

F-5

GECKO LANDMARKS LTD

(A DEVELOPMENTAL STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE 1- Description of Business

Gecko Landmarks Ltd (the "Company") provides geotechnical services and solutions for the professional market in the world. It focuses on global landmarks that are used as geo-coded features of schools, shopping malls, and buildings; point of orientation and navigation, and alternatives to traditional maps, as well as are used in GPS/GSM devices. The company also offers a landmark development toolkit as an alternative for GIS-products and mobile phone applications based on global landmarks, such as personal navigation and location-based applications for mobile phones with or without GPS. The Company is a development stage entity and its success depends on its ability to obtain financing and realize its marketing efforts. Gecko Landmarks Ltd was incorporated in 2007 and is based in Espoo, Finland.

The Company's year- end is December 31.

The Company is in the development stage as defined by Accounting Standards Codification subtopic915-10 Development State Entities ("ASC 915-10") with its efforts principally devoted to developing a network of global landmarks. To date, the Company has not generated sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from inception through December 31, 2011, the Company has accumulated losses of $340,414.

NOTE 2- Summary of Significant Accounting Policies

(A) Basis of Presentation

The accompanying financial statements are presented in United States dollars under accounting principles generally accepted in the United States of America.

(B) Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents. The carrying amount of cash and equivalents approximates fair value, given the short term maturity of those instruments.

(C) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

(D) Presentation and Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company is in the development stage, has incurred operation losses since inception and has a working capital deficit.

F-6

GECKO LANDMARKS LTD

(A DEVELOPMENTAL STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE 2- Summary of Significant Accounting Policies, (Continued)

(D) Presentation and Going Concern

These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from this uncertainty. The company is pursuing an aggressive marketing campaign, and has the backing of Tramigo Landmark Data Ltd, a major player in the vehicle tracking product business.

(E) Foreign Currencies

The Company transacts in currencies other than its functional and reporting currency, the U.S. dollar. Certain transactions in foreign currencies such as investments in equity securities and transactions in the Company’s own stock were re-measured into the functional currency at the exchange rate prevailing at the date of transaction, in accordance with the requirements of Accounting Standards Codification subtopic 830-10, Foreign Currency Matters (ASC 830-10). Monetary assets and liabilities such as accounts receivable and payable, denominated in foreign currencies were translated into U.S. dollars at the exchange rate prevailing at the balance sheet date. The effect of this translation is a recorded component of stockholders' equity. Cumulative translation adjustments of $18,870 and $3,480 as of December 31, 2011 and 2010, respectively, have been included in accumulated other comprehensive income in the accompanying balance sheets. Revenues and expenses denominated in foreign currencies were translated into U.S. dollars at the monthly average exchange rate for the period. Gains or losses resulting from foreign currency other than the functional currency transactions are included in the results of operations.

(F) Functional Currency

The functional currency of the Companies is the Euro. When a transaction is executed in a foreign currency, it is re-measured into US dollars based on appropriate rates of exchange at the time of the transaction. AT each balance sheet date, recorded balances that are denominated in a currency other than the functional currency of the Companies are adjusted to reflect the current exchange rate. The resulting foreign currency transactions gains (losses) are included in general and administrative expenses in the accompanying statements of operations.

(G) Comprehensive Income (loss)

The Company adopted Accounting Standards Codification subtopic 220-10, Comprehensive Income (ASC 220-10), which establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owners sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. ASC 220-10 requires other comprehensive income (loss) to include foreign currency translation adjustments and unrealized gains and losses on available for sale securities.

F-7

GECKO LANDMARKS LTD

(A DEVELOPMENTAL STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE 2- Summary of Significant Accounting Policies, (Continued)

(H) Earnings Per Share

Basic and diluted net loss per common share for all periods presented is computed based on the weighted average number of common shares outstanding as defined by ASC 260, “Earnings per Share”. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

(I) Provision for Income Taxes

The Company has adopted Accounting Standards Codification subtopic 740-10, Income Taxes ("ASC 740-10") which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes consist primarily of timing differences such as deferred officers' compensation and stock compensation versus tax differences.

Companies resident in Finland are liable to tax on their worldwide income at a tax rate of 26% of net taxable income.

The financial statements reflect net losses and therefore do not contain a provision for income taxes.

(J) Concentration of Credit Risk

The Company maintains its temporary cash investments in high credit quality financial institutions. At times, such amounts may exceed federally insured limits.

(K) Reclassifications

Certain amounts reported in the Company's financial statements for the prior periods may have been reclassified to conform to the current period presentation.

(L) Reliance on Key Personnel and Consultants

The Company has several full-time employee-stockholders and consultants, who perform specialized services. The Company is heavily dependent on the continued active participation of these current executive officers, employees and key consultants. The loss of any of the senior management or key consultants could significantly and negatively impact the business until adequate replacements can be identified and put in place.

F-8

GECKO LANDMARKS LTD

(A DEVELOPMENTAL STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE 2- Summary of Significant Accounting Policies, (Continued)

(M) Recent Accounting Pronouncements

In January 2010, the FASB issued ASU 2010-6, Improving Disclosures About Fair Value Measurements, which requires reporting entities to make new disclosures about recurring and nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements and information on purchases, sales, issuance, and settlements on a gross basis in the reconciliation of Level 3 fair-value measurements. ASU 2010-6 is effective for annual reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual periods beginning after December 15, 2010. The adoption of ASU 2010-6 did not have a material effect on the Company’s financial statements.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income, the objective is to improve the comparability, consistency and transparency of financial reporting and to increase the prominence of items reported in other comprehensive income. This will help financial statement users better understand the causes of an entity's change in financial position and results of operations. Management does not feel the adoption of this update will have a substantial impact on the financial statements. Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management will have, a material impact on the Company's present or future consolidated financial statements.

NOTE 3 – Notes Payable

The Company has a $500,000 line of credit with an entity (Tramigo) controlled by its shareholders. Interest is payable at 1 per cent above the rate set by the Finnish Ministry. The interest rate at December 31, 2011 and 2010 was 3%. Interest expense for the years ended December 31, 2011 and 2010 were $8,442 and $209 respectively. Outstanding balances for the years ended December 31, 2011 and 2010 were $304,376 and $174,815 respectively

NOTE 4 – Common Stock

The company authorized and issued 100, 000 shares of common stock at par value $.035 per share since inception. According to corporate law in Finland, there is no preauthorized amount of stock. Stock can be issued as decided by the Board of Directors.

As of December 31, 2011 and 2010 there were 100,000 shares of common stock issued and outstanding, respectively.

NOTE 5 – Material Agreements

On June 2, 2011, the Company signed a letter of intent with First Corporation, a U.S. Corporation organized in the state of Colorado, to acquire a 10% equity interest in Gecko. Under the terms of the letter of intent, the Company agreed to acquire a 10% equity interest on or before July 31, 2011 for the amount of one million dollars ($1,000,000). The Company has an option to acquire an additional 23% of the share capital of Gecko within six (6) months of the date of the LOI for an amount of 3.45 million dollars ($3,450,000). As of March 14, 2012, the Company has not consummated the transaction.

F-9

GECKO LANDMARKS LTD

(A DEVELOPMENTAL STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

On January 10, 2010, the Company entered into an agreement with Geckram Inc, a Philippines based company, to lease office space and employees according to requirements supplied by Gecko Landmarks.

NOTE 5 – Material Agreements, (continued)

On May 12, 2009, the Company entered into an agreement with BlueSky Positioning Ltd, a company based in England, in the business of designing, developing, manufacturing, selling and licensing Blue Sky Technologies for SIM card manufacturers. The companies have agreed to cooperate to be able to offer satellite positioning capable SIM card solutions combining Blue Sky Technologies with GL Databases.

NOTE 6 - Foreign Operations

The Company was incorporated and is headquartered in Finland. Foreign operations are subject to risks inherent in operating under different legal systems and various political and economic environments. Among the risks are changes in existing tax laws, possible limitations on foreign investment and income repatriation, government price or foreign exchange controls, and restrictions on currency exchange.

NOTE 7 – Related Party Transactions

The shareholders and directors of the company have a controlling interest in Tramigo, a Finland based company. (See Note 3 above).

NOTE 8- Subsequent Events

Consulting agreements

On February 12, 2012, the Company entered into landmark data service agreement with UAB Aktyvus Sektorius("UAB"). Under the terms of the contract the Company develops and own global landmark data, and UAB is the mobile social network service provider and desires to add location based on landmarks to be included in its service to end users.

On February 12, 2012, the Company entered into a Contract for Services with Osmo Korri ("Korri") to seek investors with a minimum investment in excess of $200,000. Under the terms of the contract, in the event that Korri successfully assists the Company to raise the initial funding with any accepted candidate, the Company confirms that 10% of shares shall be transferred to Korri or his nominee.

F-10

REQUIRED VOTES

The Share Acquisition were approved pursuant to the Written Consent of the Holders of a Majority of the Outstanding Shares of First Corporation. No further vote is required to approve the Share Acquisition. The closing of the Share Acquisition is expected to become effective following the twentieth (20) day after the mailing to the stockholders of First Corporation.

VOTES OBTAINED

The following individuals own the number of shares and percentages set forth opposite their names and executed the Written Consent:

Name	Number of Shares Held
Jeurg Walker	700,000
Investa Securities	600,000
DeMatco Group Corp	6,867,500
Denvel Investments Limited	1,200,000
Quantus V3 Fund	631,951
Global World Trust	2,225,000

INTEREST OF CERTAIN PERSONS IN FAVOR OF OR IN OPPOSITION TO THE TRANSACTION

None of First Corporation’s shareholders who voted in favor of the Share Acquisition, nor any of our management, has an interest in Gecko Landmarks or the Share Acquisition.

By Order of the Board of Directors

/s/ Andrew Clarke

Andrew Clarke, Chairman of the Board of Directors and Chief Executive Officer

14

APPENDIX A

SECURITIES SUBSCRIPTION AND OPTION AGREEMENT

THIS SECURITIES SUBSCRIPTION AND OPTION AGREEMENT (“Agreement”) is made as of the 12th day of April, 2012, by and among:

1.	Gecko Landmarks Limited, a limited liability company formed under the laws of Finland and having a registration number of 2155023-9 (the “Company”),

2.	Mr. Pasi Riipinen, Mr. Arto Tiitinen, Mr. Markus Vajanne, Primatrix Oy, Mr. Asmo Soinio, Mr. Gavin Sheppard, Mr. Albert Enriquez (the “Shareholders”)

3..	First Corporation, a Colorado corporation, having its principal place of business at Maranello, Watch House Green, Felsted, Essex, CM6 3EF, United Kingdom (the “Investor”).

WITNESSETH:

A.           The Investor wishes to subscribe, and the Company wishes to offer for subscription and issue to the Investor, upon the terms and conditions stated in this Agreement, 11,112 shares (the “Shares”) of the Company’s share capital, (the “Share Capital”) and an option (the “Option”) to subscribe additional shares of the Company such that the Investor will own 33% of all issued shares of the Company’s Share capital following the exercise of the Option;

B.           The aggregate subscription price for the Shares shall be One Million Dollars $1,000,000 (the “Subscription Price”); and

D.           Contemporaneous with the subscription of the Shares, the parties hereto, together with the other shareholders of the Company, will execute and deliver a Shareholders’ Agreement, in substantially the form attached hereto as Exhibit A (the “Shareholders Agreement”), which will provide, among others, certain minority shareholder protection.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Share Capital” means the Company’s share capital and any securities into which the share capital may be reclassified.

“Company’s Knowledge” means the actual knowledge of the executive officers of the Company, after due inquiry.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disclosure Material” means this Agreement (including but not limited to the Disclosure Schedules) and any written information whatsoever concerning the Company and its business provided or made available (in connection with the due diligence review or otherwise) to the Investor or any of its advisors or the representatives, employees, officers of the Investor or such advisors.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Option” means the option granted by the Company to the Investor pursuant to Section 2.2 hereof.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Shareholders’ Meeting” has the meaning set forth in Section 3.

 “Shareholders’ Resolution” means a minutes of the Shareholders’ Meeting duly signed by at least two shareholders of the Company.

“Subscription Price” means One Million US Dollars (US$1,000,000).

“Shares” means the shares of share capital to be subscribed pursuant to this Agreement, but excluding the shares under the Option.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement and the Shareholders’ Agreement.

2.            Issuance and Subscription of the Shares; Grant of Option.

2.1         Subject to the terms and conditions of this Agreement, on the 20th day following distribution by the Investor of the Schedule 14C related to this Agreement to its shareholders (which in turn has been agreed to take place at the latest on the second Business Day following SEC’s acceptance or signing off of the said Schedule 14C (the “Closing Date”), the Investor shall subscribe, and the Company shall issue and offer for subscription to the Investor (such actions collectively the “Closing”), the Shares which shall as of the Closing Date comprise ten percent (10%) of the issued Share Capital.

2.2         As additional consideration for the payment of the Subscription Price and subject to the terms and conditions of this Agreement, effective as of the Closing Date, the Company hereby grants to the Investor an option (the “Option”) to subscribe such number of additional shares as shall bring the Investor’s equity ownership to 33% of the issued and outstanding share capital of the Company. The Option shall be exercisable at any time within six months of the Closing Date at an aggregate exercise price of Three Million Four Hundred Fifty Thousand US Dollars (US$3,450,000)

3.            Closing.

3.1         At the Closing the following actions will be taken:

(i)            a shareholders’ meeting of the Company will be held, which meeting will resolve to issue shares to the Investor (the “Shareholders’ Meeting”);

(ii)           the Company will deliver a certified copy of the Shareholders’ Resolution to the Investor;

(iii)          the Investor will subscribe the Shares by signing a subscription document;

(iv)          the shareholders of the Company, the Company and the Investor shall execute the Shareholders’ Agreement;

(iv)          the Investor shall transmit to the Company, in good, immediately available funds, the amount of the Subscription Price in accordance with the instructions provided to the Investor by the Company no later than 48 hours prior to the Closing; and

(v)           the board of directors of the Company will approve the subscription.

3.2         At the Closing, upon receipt of the Subscription Price, the Company shall deliver to the Investor a certified copy of the share registry reflecting issuance of the Shares to and in the name of the Investor.

3.3         Immediately prior to the payment of the Subscription Price and delivery of the share registry, the parties shall deliver the following:

(i)           each of the parties shall execute and deliver to the other(s) the Shareholders’ Agreement, which shall bear the signature of all of the shareholders of the Company;

(ii)           the Company and, to the extent applicable, the Shareholders shall deliver to the Investor one or more certificates certifying that the representations and warranties made by the Company in this Agreement remain true and correct as of the Closing Date, that the Shares have been validly issued, the accuracy of shareholder and board resolutions approving the issuance of the Shares and the incumbency of the officers signing all closing documents; and

(iii)           the Investor shall deliver to the Company one or more certificates certifying that the representations and warranties made by the Investor in this Agreement remain true and correct as of the Closing Date, that the Investor has complied with all necessary regulatory requirements for the subscription of the Shares, the accuracy of shareholder and board resolutions approving the subscription of the Shares and the incumbency of the officers signing all closing documents.

3.4         Promptly after the payment of the Subscription Price, the Company shall register the Shares in the Finnish Trade Register.

4.           Due Diligence.

4.1         The parties acknowledge that the Investor has been given the opportunity to conduct and the Investor has conducted a due diligence review of the Company to the extent deemed appropriate by the Investor. In connection with such review, the Investor and its representatives have been given access to and have received documentation and other information on the Company and its business as requested by them, and questions raised by the Investor and its representatives have been answered or settled in a manner satisfactory to the Investor.

4.2         The Investor acknowledges and agrees that in entering into this Agreement it is not only relying on the representations and warranties of the Company, but also on its own investigation, understanding and analysis of the Company and its business and related documentation and information.

5.          Representations and Warranties of the Company. The Company hereby makes the representations and warranties set out in Sections 5.1–5.20 (collectively, the “Company’s Warranties”) to the Investor. The Company’s Warranties are qualified by any matters and circumstances fairly disclosed in the Disclosure Material or set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”)., and no breach of the Company’s Warranties made shall be deemed to have occurred to the extent that a matter or circumstance being contrary to or otherwise constituting a breach or potential breach of the Company’s Warranties made is fairly disclosed in the Disclosure Material or set forth in the Disclosure Schedules.

5.1         Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries, if any, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect. The Company’s Subsidiaries are listed on Schedule 5.1 hereto.

5.2         Authorization. The Company has full power and authority and, except as described in Schedule 5.2, has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the issuance (or reservation for issuance) and delivery of the Shares. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3         Capitalization. Schedule 5.3 sets forth (a) the share capital of the Company on the date hereof; (b) the number of the Company’s shares issued and outstanding; (c) the number of shares issuable pursuant to the Company’s stock plans, if any; and (d) the number of shares issuable and reserved for issuance pursuant to securities, if any, exercisable for, or convertible into or exchangeable for any shares of the Company. All of the issued and outstanding shares of the Company have been validly issued and are fully paid, nonassessable and free of contractual pre-emptive rights and were issued in full compliance with applicable law and any rights of third parties. Except as described on Schedule 5.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 5.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 5.3, and except for the Shareholders’ Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.

Except as described on Schedule 5.3, the issuance of the Shares and the Option hereunder will not obligate the Company to issue shares or other securities to any other Person (other than the Investor) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

Except as described on Schedule 5.3, the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

5.4         Valid Issuance. When issued and paid for pursuant to this Agreement, the Shares and the Option will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investor), except for restrictions on transfer set forth in the Transaction Documents. Upon the due exercise of the Option (including the full payment of the aggregate exercise price set forth in Section 2.2), the shares under the Option will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investor.

5.5         Consents. Except as described in Schedule 5.5, the execution, delivery and performance by the Company of the Transaction Documents, and the offer and issuance of the Shares and the Option, require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official, all of which the Company undertakes to file within the applicable time periods.

5.6         Business. The Company is engaged in all material respects only in the business described in the Business Plan of the Company, dated as of February 2nd 2012 and financial data included therein, and the Business Plan contain a complete and accurate description in all material respects of the business of the Company.

5.7         Use of Proceeds. The net proceeds from this Offering will be used for working capital to fund growth.

5.8         No Material Adverse Change. Since the date of the Company’s Business Plan except as identified and described on Schedule 5.8, there has not been:

(a)          any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Business Plan, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(b)          any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the share capital of the Company, or any redemption or repurchase of any securities of the Company;

(c)          any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company;

(d)          any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

(e)          any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(f)          any change or amendment to the information set forth in the Finnish Trade Register regarding the Company and Company’s Articles of Association, or material change to any material contract or arrangement by which the Company is bound or to which any of their respective assets or properties is subject;

(g)          any material labor difficulties or labor union organizing activities with respect to employees of the Company;

(h)          any material transaction entered into by the Company other than in the ordinary course of business;

(i)           the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company;

(j)           the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(k)          any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

5.9         No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance of the Shares and the Option will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Memorandum and Articles of Association, as in effect on the date hereof (true and complete copies of which have been made available to the Investor), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or its assets or properties, or (b) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its assets or properties is subject.

5.10       Tax Matters. The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company, taken as a whole. All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any of its assets or property.

5.11       Title to Properties. Except as disclosed in Schedule 5.11, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in Schedule 5.11, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

5.12       Certificates, Authorities and Permits. The Company possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

5.13       Labor Matters. The Company is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization.

5.14       Intellectual Property.  Except as specified in Schedule 5.14:

(a)          All Intellectual Property of the Company is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No Intellectual Property of the Company which is necessary for the conduct of Company’s business as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b)          All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted to which the Company is a party or by which any of their assets are bound (other than  generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

(c)          The Company owns or has the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of business. The Company has a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in its business.

(d)          To the Company’s Knowledge, the conduct of the Company’s business as currently conducted does not infringe or otherwise impair or conflict with any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s Knowledge, the Intellectual Property and Confidential Information of the Company which are necessary for the conduct of Company’s and business are not being infringed by any third party. There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company, and the Company’s use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

(e)          The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company’s ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company’s business.

(f)          The Company has taken reasonable steps to protect its rights in Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s business has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof, except where the failure to do so has not had and could not reasonably be expected to have a Material Adverse Effect. Except under confidentiality obligations, there has been no material disclosure of any of the Company’s Confidential Information to any third party.

5.15       Environmental Matters. Except as specified in Schedule 5.15, to the Company’s Knowledge, the Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances.

5.16       Litigation. Except as described on Schedule 5.16, there are no pending actions, suits or proceedings against or affecting the Company, or any of its properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.

5.17       Financial Statements. The financial statements included in the Business Plan present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown. Except as set forth in the financial statements of the Company included in the Business Plan the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

5.18       Insurance Coverage. Except as set forth on Schedule 5.18, he Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

5.19       Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Schedule 5.19.

5.20       Transactions with Affiliates. Except as disclosed on Schedule 5.20, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

6.            Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

6.1         Organization and Existence. It is a validly existing corporation, and has all requisite individual, corporate, partnership or limited liability company power and authority to invest in the Shares pursuant to this Agreement.

6.2         Authorization. The execution, delivery and performance by the Investor of the Transaction Documents have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, and the Investor has complied, or as of the Closing Date, will have complied, with all US securities laws and regulations governing the subscription of the Shares and acceptance of the Option by the Investor.

6.3         Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

7.        Conditions to Closing.

7.1         Conditions to the Investor’s Obligations. The obligation of the Investor to subscribe the Shares at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a)          The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of a specific date, in which case such representation or warranty shall be true and correct as of such date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such specific date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)          The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the issuance of the Shares and the Option and the consummation of the other transactions contemplated by the Transaction Documents to be consummated on or prior to the Closing Date, all of which shall be in full force and effect.

(c)          The Company and the Shareholders shall have executed and/or delivered all documents or other materials required to be so executed and/or delivered prior to the subscription of the Shares under Section 3 hereof in the agreed form and substance, or, where applicable, in form and substance otherwise satisfactory to the Investor.

(d)          No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(e)          The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a) and (b) of this Section 7.1.

7.2         Conditions to Obligations of the Company. The Company’s obligation to issue the Shares at the Closing and the Option is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)          The representations and warranties made by the Investor in Section 6 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The representations and warranties made by the Investor in Section 6 hereof shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investor shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b)          No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(c)          The Investor shall have delivered or shall simultaneously deliver the Subscription Price to the Company.

7.3         Termination of Obligations to Effect Closing; Effects.

(a)          The outstanding obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing shall terminate as follows:

(i)          Upon the mutual written consent of the Company and the Investor;

(ii)         By the Company if any of the conditions set forth in Section 7.2 shall have become incapable of fulfillment, and shall not have been waived by the Company; or

(iii)        By the Investor if any of the conditions set forth in Section 7.1 shall have become incapable of fulfillment or have not been fulfilled by October 31, 2012, due to no reason on the part of the Investor, and shall not have been waived by the Investor;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)          Nothing in this Section 7.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

8.           Covenants and Agreements of the Company.

8.1         Reports. The Company will furnish to the Investor and/or their assignees such information relating to the Company as from time to time may reasonably be requested by the Investor and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investor, or to advisors to or representatives of the Investor, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

8.2         No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investor under the Transaction Documents.

8.3         Insurance. The Company shall not materially reduce the insurance coverages described in Section 5.19.

8.4         Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

8.5         Board Representation. The Shareholders shall take all action necessary to ensure that the Investor has the right to appoint one (1) Director to the Company’s board of directors for so long as the Investor holds an equity interest in the Company equaling a minimum of 10% the Company’s share capital.

9.        Survival and Claims.

9.1         Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

9.2         Compensation. The Company’s and the Shareholders’ liability relating to the transactions contemplated by this Agreement shall be governed exclusively by this Agreement. Subject to the limitations of liability set out in this Section 9 or elsewhere in this Agreement, if there is a breach of the Company’s Warranties or other provisions of this Agreement and a claim is made against the Company in accordance with this Agreement, the Company shall compensate the Investor with an amount in US Dollars corresponding to the amount of any and all losses, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any related action, claim or proceeding, pending or threatened and the costs of enforcement thereof) actually incurred by the Investor as a direct result of such breach (the “Compensation”).

The Compensation shall be the sole and exclusive remedy available to the Investor. Except as set forth in Section 7, no remedy under the Finnish Sale of Goods Act (355/1987, as amended) or any other law or legal principle shall be available to the Investor, including but not limited to the right to rescind or terminate this Agreement, to withhold any payment or to set-off any claim or receivable.

9.3         Limitations of the Company’s Liability. Save for cases of intentional misrepresentation, gross negligence or willful conduct, the Company’s liability shall be limited as follows:

(a)          Except for a breach of the Company’s Warranties set out in Sections 5.1–5.5, no claim may be made by the Investor and no Compensation shall be payable by the Sellers unless the claim or the aggregate amount of the claims, subject to any limitations under this Section 10.2, exceeds Forty Thousand US Dollars (US$40,000), in which event the entire Compensation (and not just the amount of the claims exceeding such threshold) shall be payable to the Investor. No individual loss or claim the amount of which is less than Ten Thousand US Dollars (US$10,000) shall be taken into account when establishing the amount of a claim or the aggregate amount of claims. Individual losses that result from the same root cause or otherwise from the same grounds will be considered as one individual loss for the purpose of determining whether an individual loss will meet the aforementioned threshold.

(b)          No claim may be made by the Investor and no Compensation shall be payable by the Company more than once in relation to one and the same matter (whether based on the same or a different Company’s Warranty) or based on a breach of a general Company’s Warranty, if a more specific Company’s Warranty has also been given. No claim may be made and no Compensation shall be payable for a higher amount than on a dollar-for-dollar basis, nor shall any multiple be used in calculating the amount of a loss.

(c)          Except for a breach of the Company’s Warranties set out in Sections 5.1–5.5, the aggregate liability of the Company for whatever reason and under all circumstances shall be limited to the maximum of Five Hundred Thousand US Dollars (US$500,000).

(d)          No claim may be made by the Investor and no Compensation shall be payable by the Company if and to the extent that specific reserves have been made for the respective losses or the same are otherwise reflected in the 2011 Annual Accounts of the Company.

(e)          If the loss is a tax deductible item and can actually be or has been actually deducted from the taxes otherwise payable by the Company, the claim shall be reduced by an amount equal to the amount of loss multiplied by the applicable statutory corporate tax rate.

(f)          No Compensation shall be payable by the Company if and to the extent that the loss is contingent or otherwise not capable of being quantified unless and until such loss is finally established and due and payable.

(g)          No claim may be made by the Investor and no Compensation shall be payable by the Company if and to the extent that the loss or the claim is based on any matter or circumstance fairly disclosed in the Disclosure Material or set forth in the Disclosure Schedules.

(h)          No claim may be made by the Investor and no Compensation shall be payable by the Company if and to the extent that the loss occurs as a result of any law not in force on the Closing Date or taking effect retroactively, any increase in the statutory tax rates in force on the Closing Date, or any change in accounting principles, practices or interpretation of the relevant authorities or in general economic, financial, regulatory or political conditions.

(i)          No claim may be made by the Investor and no Compensation shall be payable by the Company if and to the extent that the loss (i) had not arisen but for an act or omission by the Investor or any individual or entity deriving title from the Investor after the Closing; or (ii) occurs as a result of an act carried out, or approved or otherwise contributed to by the Investor.

(j)          No claim may be made by the Investor and no Compensation shall be payable by the Company if and to the extent that the breach is corrected prior to such claim being made by the Investor or prior to such Compensation being payable by the Company as the case may be, or the loss is actually compensated or recovered under an insurance policy or otherwise.

(k)          No claim may be made by the Investor and no Compensation shall be payable by the Company if and to the extent that the Investor has not used its reasonable efforts to mitigate the loss.

(l)          No Claim may be made by the Investor and no Compensation shall be payable by the Company for any indirect or consequential loss.

(m)          No Claim may be made by the Investor and the Investor’s right to Compensation shall expire unless a written notice of the claim, accompanied by reasonable particulars specifying the nature of the breach, the basis for the claim and a reasonable estimate of the amount of loss, has been given to the Company within sixty (60) days of the day when the Investor became, or should have reasonably become, aware of any matter or circumstance giving rise to the claim. Except for a breach of the Company’s Warranties set out in Sections 5.1–5.5, the Investor’s right to make claims and to receive Compensation shall expire at 11:59 p.m. on 30 September 2012. For a breach of the Company’s Warranties set out in Sections 5.1–5.5, the Investor’s right to make claims and to receive Compensation shall expire at 11:59 p.m. on 30 March 2014.

(n)          Any claim, which may have been made by the Investor under this Agreement, provided that such claim has not previously been satisfied, settled or withdrawn, shall be deemed to have been withdrawn and expired at 11:59 p.m. on the date following a period of six (6) months from the expiration date of the claim period, unless legal proceedings based on such claim have been commenced against the Company by such time.

10.         Miscellaneous.

10.1       Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable, provided, however, that the Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company or the other Investor, after notice duly given by such Investor to the Company provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.2       Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

10.3       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.4       Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile or e-mail, then such notice shall be deemed given upon completed transmittal, and (iii) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Tekniikantie 14

02150 Espoo

Finland

Fax No.: ________________

E-mail: _________________

If to the Investor:

Maranello, Watch House Green

Felsted, Essex, CM6 3EF

United Kingdom

Fax No.: 0044 1371 822 170

E-mail: paul@carusouk.com

With a copy to:

Mary P. O’Hara, Esq.

Madama Griffitts O’Hara LLP

257 Park Avenue South

5th Floor

New York, NY 10010

Fax No.: 212-209-5460

E-mail: mohara@madama-law.com

10.5       Expenses. The parties hereto shall pay their own costs and expenses in connection herewith.

10.6       Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities subscribed under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

10.7       Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investor without the prior consent of the other party, which consents shall not be unreasonably withheld, except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the party making such public release or announcement shall allow the other party, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

10.8       Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

10.9       Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

10.10       Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

10.11       Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of Finland excluding the application of the conflict of law rules thereof. Any dispute, controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, or the breach, termination or validity thereof shall be submitted to and settled by arbitration in accordance with the Rules of the Arbitration Institute of the Finland Chamber of Commerce..

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

GECKO LANDMARKS LIMITED

By:	/s/Pasi Riipinen
Pasi Riipinen, Chief Executive Officer

INVESTOR:

FIRST CORPORATION

By:	/s/Andrew Clarke
Andrew Clarke, Chief Executive Officer

SHAREHOLDERS:

By:	/s/ Pasi Riipinen

By:	/s/ Arto Tiitinen

By:	/s/ Jani Rapinen, Director (Primatrix Co.,)

By:	/s/ Asmo Soinio

By:	/s/ Markus Vajanne

By:	/s/ Gavin Sheppard

By:	/s/ Albert Enriguez

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